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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 333-144383, 333-127519, 333-116971, 333-67444, 333-67448, 333-72603, 333-35355, 333-10505 and 333-10507) and on Form S-3 (File Nos. 333-59390, 333-44218, 333-00667, 33-89226 and 33-69080) of Quidel Corporation of our reports dated February 27, 2008, with respect to the consolidated financial statements and schedule of Quidel Corporation, and the effectiveness of internal control over financial reporting of Quidel Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

                      /s/ ERNST & YOUNG LLP

San Diego, California
February 27, 2008

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  Exhibit 23.1